EXHIBIT 10.5

LEASE

THIS LEASE is entered into as of November 6, 2002, between TRIPLE B ENTERPRISES, LLC, a Limited Liability Company ("Landlord"), and MISSION BANK, a California Banking Corporation ("Tenant").

ARTICLE 1.     LEASED PREMISES

Agreement to Lease

1.01. In consideration of the agreements and covenants contained in this Lease to be kept and performed by both Landlord and Tenant, Landlord leases to Tenant and Tenant leases from Landlord the Premises described in Paragraph 1.02 Of this Lease.

"Premises" Defined

1.02. "Premises" means the retail space commonly known as 10 Panama Road, Bakersfield, Kern County, California. The Premises is more particularly described on Exhibit A.

ARTICLE 2.     TENANT'S BUSINESS

Permitted Business Use

2.01. Tenant is leasing the Premises to operate and conduct a branch banking operation and related businesses. Tenant may not use the Premises or permit the Premises to be used for any other purpose. Landlord does not represent or warrant that Tenant's permitted business use is presently permitted or will be permitted in the future by applicable regulations.

ARTICLE 3.     TERM OF LEASE

Commencement Date and Term

3.01. The Original Term of this Lease shall be for a period of ten (10) years, beginning on November 6, 2002 (the "Commencement Date"), and continuing until October 31, 2112.

Options to Renew

3.02. Provided that Tenant is not then in default under the terms of this Lease, upon expiration of the term of this Lease as set forth in Section 3.01 of this Lease, Tenant shall have two (2) consecutive options to renew the term of this Lease each for an additional period of five (5) years (the "Extended Term"). Tenant shall exercise each such option by serving notice of Tenant's exercise thereof upon Landlord at least thirty (30) and no more than ninety (90) days prior to the end of the initial term of this Lease as set forth in Section 3.01 of this Lease as the same may be extended. Except as specified in this Section 3.03, all terms of this Lease shall apply fully during the Extended Term.

ARTICLE 4.     RENT AND OTHER CHARGES

Fixed Rent

4.01.     (a)     Subject to the provisions of Subparagraphs (b) and (c) of this
Paragraph, beginning on the Commencement Date and continuing through the entire Original Term and the Extended Term, Tenant shall pay to Landlord an annual Fixed Rent of $25,000.00 in monthly installments of $2,083.33. Tenant shall pay each installment of Fixed Rent on the first day of each month during the Original Term and the Extended Term, beginning on December 1, 2002. Each monthly


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installment of Fixed Rent shall be paid in arrears, without prior demand by
Landlord, and without deduction or setoff. If Fixed Rent payable under this Lease is abated for any portion of any year pursuant to the terms of this Lease, the amount of the annual installment of Fixed Rent for that year shall be adjusted on a per diem basis calculated on a 360-day year. All rent payable under this Lease shall be paid to Landlord at the address set forth in this Lease for the giving of notice to Landlord (as may be changed from time to time by written notice). Tenant acknowledges that the first installment of Fixed Rent due December 1, 2002, shall be in the full amount specified, despite the fact that the part of the month of November, 2002, included in the Original Term is less than a full month.

(b) The annual fixed rent payable under Subparagraph (a) of this Paragraph shall be adjusted as of the first day of the month which includes the fifth anniversary of the Commencement Date and as of every fifth year thereafter as set forth in this Subparagraph (b). Subject to the limitation set forth in Subparagraph (c) of this Paragraph, the annual Fixed Rent shall be adjusted as follows: The Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, United States Department of Labor for all items ("Index") in effect on the Commencement Date shall be the Base Index. On each date specified for adjustment of the Fixed Rent in this Subparagraph, the Index in effect immediately before that date (the "Adjustment Index") shall be used for purposes of calculating the amount of the adjustment, if any. If the Adjustment Index has increased over or decreased from the Base Index, the Fixed Rent payable until the next date specified for the adjustment of Fixed Rent shall be increased or decreased by the same percentage as the Adjustment Index bears to the Base Index. If the Consumer Price Index, as now constituted, compiled, and published, shall cease to be compiled and published during the term of this Lease, or is calculated on a significantly different basis following the date of this Lease, the most comprehensive official Index published that most closely approximates the rate of inflation (or deflation) shall be used for purposes of computing adjustments under this Lease.

(c) The adjustments to the annual Fixed Rent made under Subparagraph (b) of this Paragraph shall be limited to provide that, for each five-year period, the annual Fixed Rent shall be no more than the following sums:

For November 1, 2007 through October 31, 2012 - $28,125.00;
For November 1, 2012 through October 31, 2017 - $31,640.63; and
For November 1, 2017 through October 31, 2022 - $35,595.70.

Utility Services and Charges

4.02.     (a)     Except for utility services provided by Landlord under
Subparagraph (b) of this Paragraph, Tenant shall apply to the appropriate local utility companies to begin service on the Premises on or before the Commencement Date, and shall pay the cost of any required deposit, hook-up fee, metering charge, or other charge by the utility provider. Throughout the term of this Lease, Tenant shall pay, prior to delinquency, the cost of all utilities on the Premises, whether provided by a local utility company or by Landlord. For services separately metered or otherwise separately billed to the Premises, Tenant shall arrange for the local utility company to bill Tenant directly. Should any utility be provided by Landlord, Landlord shall bill Tenant monthly for those services and Tenant shall pay the same at the same time as Tenant pays Fixed Rent.

(b) As of the Commencement Date, it is expected that Landlord will provide no utility services to Tenant. Landlord may elect at any time during the term of this Lease to furnish, or to select an agent or independent contractor to furnish, utilities to the Premises and, in that case, the Tenant agrees to accept the furnished utility services to the exclusion of any other provider, provided the charge to Tenant for furnished services is competitive with other providers or has been approved by the appropriate regulatory agency. On at least thirty (30) days prior written notice, Landlord may discontinue furnishing any


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utility service previously provided to Tenant and in that case, Landlord shall be responsible for connecting the Premises to a new provider, but shall otherwise have no responsibility to toward Tenant. Landlord has no responsibility for any curtailment or suspension of any utility service to the Premises provided by a local utility company, or in the case of any utility provided by Landlord, for any curtailment or suspension necessitated by repairs, action of a public authority, strikes, acts of God or public enemy, other similar causes, or default by Tenant under this Lease. Curtailment or suspension of utility services does not constitute a constructive eviction under this Lease.

Taxes

4.03.     (a)     Throughout the term of this Lease, Tenant shall pay, prior to delinquency all real property taxes and special assessments assessed against the Premises. Tenant shall arrange to have all billings for real property taxes and for all assessments not included therein sent directly to Tenant. Should Landlord receive any such billing, Landlord shall immediately deliver the same to Tenant. Tenant shall also arrange, as nearly as possible for informational copies of such billings to be mailed to Landlord.

(b) Both Landlord and Tenant shall have the right to contest the amount of any portion of the real property taxes levied against the Premises or to the underlying valuation giving rise to any such assessment. If Landlord receives a refund of any such tax which Tenant has paid Landlord, Landlord shall refund the same to Tenant after first deducting all costs and expenses incurred by Landlord in obtaining such refund, including reasonable attorney fees and reasonable appraiser fees. Landlord shall have no duty to contest the amount of any tax assessed against the Premises. The parties shall coordinate their efforts with regard to any contest described in this paragraph.

Additional Rent

4.04. Any monetary sum in addition to Fixed Rent payable by Tenant under this Lease, to Landlord or to others shall be deemed additional rent ("Additional Rent") under this Lease whether or not the same is so designated. Unless otherwise provided, all Additional Rent shall be paid at the same time as Fixed Rent is payable, and Landlord shall have the same remedies for Tenant's failure to pay Additional Rent as Landlord may have for Tenant's failure to pay Fixed Rent.


ARTICLE 5.     CONSTRUCTION AND REPAIRS

Condition of Premises

5.01. Tenant has inspected the Premises and accepts it in its "as is" condition. Landlord makes no representations or warranties regarding the condition of the Premises, and Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations to Tenant regarding the present or future condition of the Premises.


Tenant's Construction

5.02 (a) Subject to the limitation set forth in this Subparagraph (a) of this Paragraph, Landlord shall, at Landlord's sole cost and expense, cause improvements to be made to the Premises for the benefit of Tenant in the following particulars (Landlord's Work): Repaving parking lot; installation of a downstairs restroom, and installation of a conference room and private office. All Landlord's Work shall be performed promptly and in a workmanlike manner. The total cost to Landlord for Landlord's Work shall not, however, exceed the sum of $32,160.73.

(b) At tenant's sole cost and expense, Tenant shall commence and complete construction of any and all improvements to the Premises, other than Landlord's Work, that are necessary for the conduct of Tenant's business on the Premises ("Tenant's Work"). All Tenant's Work shall be performed in a good and workmanlike manner. Tenant shall also reimburse Landlord for all cost of Landlord's Work in excess of the limitation set out in Subparagraph (a) of this Paragraph.


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(c)     Tenant shall procure and maintain, in addition to the insurance described in Paragraph 8.02 of this Lease, any additional insurance necessary to cover the full replacement value of all work performed and all fixtures and equipment installed on the Premises. Tenant and Tenant's subcontractors shall also maintain in effect workers' compensation insurance as required by law.

(d) Tenant shall promptly pay all contractors involved in Tenant's Work and shall notify each contractor and subcontractor in writing that Tenant is solely responsible for payment of Tenant's Work and that Landlord has no liability for that work. If any mechanic's lien or other encumbrance relating to Tenant's Work is filed against Landlord or the Premises, or any other part of the shopping center, Tenant shall, at tenant's sole cost and expense, cause the lien or other charge to be discharged of record bonded within five (5) days after Landlord's written notice to Tenant. If tenant fails to discharge or bond a lien or other encumbrance within the time required, Landlord has the right, but not the obligation, to pay the amount of the lien or encumbrance or otherwise discharge it by deposit or bonding. Tenant shall reimburse Landlord immediately upon Landlord's written notice for any amount so expended by Landlord, together with interest at the legal rate from the date of Landlord's expenditure. Landlord's rights under this Subparagraph do not preclude Landlord from exercising any other right or remedy afforded by this Lease or by law.

(e) In performing or causing Tenant's Work to be performed, Tenant, at Tenant's sole cost and expense, shall comply with all applicable laws, regulations, orders, and requirements of any governmental entities having jurisdiction and shall obtain all necessary permits required. Tenant shall insure that no part of Tenant's work unreasonably interferes with the normal business operation of the shopping center and that all debris and rubbish be removed at regular intervals.

(f) Tenant assumes all liability for personal injury or property damage in any way arising out of the performance of Tenant's Work and agrees to defend, indemnify, and hold Landlord harmless from and against any and all damages, liabilities, and other costs or expenses (including attorney fees) that Landlord may pay or incur as a result of any claim or lawsuit arising from Tenant's Work.

Alterations and Improvements by Tenant

5.03. Except for Tenant's Work described in Paragraph 5.02, Tenant may not make any alterations or improvements to the Premises without first obtaining Landlord's consent in writing, which consent shall not be unreasonably withheld. Any such alterations or improvements to which Landlord shall consent shall be performed in compliance with all provisions for tenant's Work set out in Paragraph 5.02.

Repairs to Premises

5.04. At Tenant's sole cost and expense, Tenant shall maintain the Premises in good order and repair.

Ownership of Improvements

5.05. Except for Tenant's Work as described in Paragraph 5.02, all alterations, additions, and improvements made or placed in the Premises by Tenant shall remain the property of Tenant and, on expiration or earlier termination of this Lease, Tenant shall have the right to remove the same; provided, however, that Tenant shall, at Tenant's sole expense do all acts necessary to restore the Premises to their condition existing prior to Tenant's first addition of improvements.

ARTICLE 6.     DESTRUCTION OF PREMISES

Notice of Damage

6.01. Within twenty-four (24) hours of its occurrence, Tenant shall notify Landlord of any damage or accident occurring on the Premises.


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Abatement of Rent

6.02. If damage or destruction to the Premises renders the operation of Tenant's business wholly impossible and Tenant in fact ceases to operate Tenant's business, the Fixed Rent payable under this Lease shall abate either during the period beginning on the date of the casualty and ending on the date Landlord completes repairs, restoration, or rebuilding. If Tenant is able to continue operation of Tenant's business, there shall be no abatement.

Obligations for Repair or Rebuilding

6.03. Landlord's obligation to repair is limited to the portion of the improvements on the Premises located on the Premises prior to the first improvement installed by Tenant. Tenant, at Tenant's own cost and expense must repair and rebuild the all of its improvements in all respects in accordance with the requirements set out in Paragraph 5.02.

ARTICLE 7. USE OF THE PREMISES

Condition of Premises

7.01. Tenant shall at all times keep the Premises (including the interior and exterior surfaces) in a clean, safe, sanitary, and orderly condition. Prohibited Actions

7.02.     Tenant shall not do or permit any of the following on the Premises:

(a)     Commission of waste.
(b) Conduction of any auction or other sale that would indicate that Tenant is going out of business, is bankrupt or has lost Tenant's lease.
(c) Placement of any pay telephones, vending machines (except exclusively for use by Tenant's employees), or video or other amusement games.
(d)     Use of the Common Areas for any business purpose.
(e) The making of any noise or sounds that carry through the boundaries of the Premises in any manner.
(f)     Any unlawful conduct.
(g)     Storage or use of any hazardous substances or materials.

Compliance with Laws

7.03. At Tenant's sole expense, Tenant shall comply with all governmental laws, rules, regulations, orders, and ordinances relating to the Premises and to the use and occupancy of the Premises, including any requiring a capital expenditure for or capital improvement to the Premises. Tenant shall also maintain and keep in force all licenses and permits required by governmental authorities and shall comply with all requirements, recommendations, and regulations of Landlord's and Tenant's insurance companies.

Assignment and Subletting

7.04. Tenant shall not, without the prior written consent of Landlord (which consent will not be unreasonably withheld) assign, sell, mortgage, or in any other manner transfer this Lease or any interest of Tenant in this Lease or sublet the whole or any part of the Premises or permit the Premises or any part of the Premises to be used or occupied by others. Landlord's consent to one such transaction shall not constitute a consent to any subsequent transaction nor relieve Tenant from obtaining written consent to any future transaction. No such transaction, whether consented to by Landlord or not, shall relieve Tenant from any obligation under this Lease. Landlord may, without waiving Landlord's rights hereunder, accept rent from any occupant of the Premises. The prohibition of transfer under this Lease include any transfer that occurs by operation of law, legal process, receivership, bankruptcy, or otherwise, whether voluntary or involuntary.


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ARTICLE 8.     INSURANCE

Insurance by Landlord

8.01. Landlord may procure and maintain insurance covering the real property containing the Premises, including, but not limited to, liability insurance. Insurance by Tenant

8.02. Tenant shall, at Tenant's sole cost and expense, procure and maintain during the entire term of this Lease the following insurance coverage:

(a) Comprehensive general public liability insurance insuring against the risks of bodily injury, property damage, and personal injury liability occurring on the Premises or arising out of Tenant's use and occupancy of the Premises, with a combined single limit of at least $1,000.000.00.

(b) Such fire and extended coverage insurance and vandalism and malicious mischief insurance, insuring the improvements and contents of the improvements on the Premises as may be necessary to provide full replacement coverage.

(c)     Workers' compensation insurance as required by law.
All such policies, where appropriate shall list Landlord as an additional insured and shall be issued by insurers acceptable to Landlord.

Indemnification

8.03. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property on or about the Premises by or from any cause whatsoever, excepting injury or damage to tenant resulting from acts or omissions of Landlord or Landlord's agents. Tenant agrees to indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property occurring in, on, or about the Premises or any part of the Premises, excepting any damage or injury caused in whole or in part by the act or omission of any duty by Landlord or Landlord's agent.

ARTICLE 9.     SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES

Subordination

9.01. This Lease and all of Tenant's rights herein shall be subject and subordinate to any mortgage or deed of trust encumbering the real property on which the shopping center is located and Tenant shall reasonably execute any document requested by any Lender to evidence such subordination.

Attornment

9.02. Tenant shall attorn to any purchaser of the Premises who acquires Landlord's interest therein, including any purchaser at foreclosure sale.

Estoppel Certificates

9.03. Tenant agrees to execute such estoppel certificates as may be reasonably requested by Landlord or Landlord's Lender during the term of this Lease.

ARTICLE 10.     CONDEMNATION

Condemnation

10.01. Any condemnation which occurs during the term of this Lease shall be treated as damage or destruction to the Premises under Article 6 of this Lease, with any condemnation award treated as proceeds of insurance thereunder.


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ARTICLE 11.     DEFAULT AND TERMINATION

"Default" Defined

11.01. The occurrence of any of the following constitutes a default and breach of this Lease by Tenant:

(a) Any failure by tenant to pay Rent, Fixed or Additional, which continues for three (3) or more days after written notice from Landlord to Tenant.

(b) The abandonment of the Premises by Tenant, which shall be deemed to have occurred if Tenant is absent from and fails to conduct business on the Premises for a period in excess of fourteen (14) consecutive days.

(c) Failure of Tenant to observe or perform any other provision of this Lease which continues for thirty (30) or more days after written notice of Tenant's failure is given by Landlord to Tenant; provided, however, that if cure of any such default cannot be completed within thirty (30) days, Tenant shall not be deemed to be in default if such cure is commenced within such period and diligently prosecuted by Tenant.

(d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition in bankruptcy; the appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease. Termination of Lease and Recovery of Damages

11.02. In the event of any default by Tenant under the terms of this Lease, in addition to any remedies available to Landlord at law or in equity, Landlord shall have the right to terminate this Lease and all rights of Tenant under this Lease by giving written notice of termination. No act of Landlord shall be construed as terminating this Lease except written notice given by Landlord to Tenant advising Tenant that Landlord elects to terminate the Lease. In the event Landlord elects to terminate this Lease, Landlord may recover the following from
Tenant:

(a) The worth at the time of award of any unpaid rent that has been earned at the time of termination of this Lease;

(b) The worth at the time of the award of the amount by which the unpaid rent that would have been earned after termination of this Lease until the time of award exceeds the amount of rental loss that Tenant proves could have reasonably been avoided;

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of the award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

(d) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease.

     As used in Subparagraphs (a) and (b) of this Paragraph, the term "rent" shall include Fixed Rent and Additional Rent. The term "worth at the time of award" is computed by allowing interest at the rate of 10 percent per year. As used in Subparagraph (c) of this Paragraph, "worth at the time of award" is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 percent.

Landlord's Right to Continue Lease in Effect


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11.03.     If Tenant breaches this Lease and abandons the Premises before the natural expiration of the term of this Lease, Landlord may continue this Lease in effect by not terminating Tenant's right to possession of the Premises, in which event Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to collect rent as it falls due. No act shall be deemed an election to terminate this Lease except for service of a notice of termination.

Landlord's Right to Relet

11.04. In the event Tenant breaches this Lease, Landlord may enter on and relet the Premises to a third party for any term, at any rental, and on any terms that Landlord deems advisable and shall have the right to make alterations to the Premises. Tenant shall be liable for all of Landlord's costs and expenses of reletting, including reasonable attorney fees. In the event Landlord relets under this Paragraph, Tenant shall continue to pay all rent due, less only amounts actually received by Landlord.

Landlord's Right to Cure Tenant Defaults

11.05. If Tenant breaches or fails to perform any provision of this Lease, Landlord may, but shall not be required to, cure Tenant's breach, in which case Tenant shall reimburse Landlord immediately for such amount plus interest at the rate of 10 percent.

Cumulative Remedies

11.06. The remedies granted to Landlord in this Lease or by law shall be cumulative and may be exercised singularly or in conjunction with others. Waiver of Breach and Estoppel

11.07. No waiver of any provision of this Lease shall be implied from any failure to enforce a remedy for the violation of that provision even if the violation continues or is repeated. Any waiver by Landlord of any provision must be in writing and shall affect only the provision specified and only for the period of time and in the manner stated in writing. Acceptance of rent hereunder shall not be deemed a waiver of any breach other than a breach in payment of that installment of rent, regardless of Landlord's knowledge of any existing breach. The failure of Landlord to notify Tenant of the reason for Landlord's failure to enforce any remedy shall not affect an estoppel of any character against Landlord's future enforcement of remedy.

Surrender on Termination

11.08. On expiration or earlier termination of this Lease, Tenant agrees to surrender the Premises in good order and repair (reasonable wear and tear excepted). Further, Tenant shall, at Tenant' sole cost. remove all of Tenant's improvements, merchandise, inventory, and trade fixtures and repair any damage occasioned by such removal.

Holdover Tenancy

11.09. If Tenant remains in possession after expiration of the term of this Lease without renewing or extending this Lease, Tenant's continued occupancy of the Premises shall be considered a month-to-month tenancy that may be terminated by either party on 30-days notice to the other. All terms of this Lease shall be fully applicable to the month-to-month tenancy insofar as not inconsistent with a month-to-month tenancy.

Attorney Fees

11.10. If any litigation is commenced between the parties to enforce or interpret this Lease or any of its provisions, the prevailing party shall recover, in addition to all other relief, its reasonable attorney fees incurred in such litigation.


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MISCELLANEOUS

Landlord-Tenant Relationship

12.01. This Lease establishes a Landlord-Tenant relationship between the parties and it shall not be construed to create any other type of relationship whatsoever.

Brokerage Commissions

12.02. No brokerage commission shall be payable by either party on account of the negotiation of this Lease.

Interest on Obligations

12.03. Any payment due from Tenant to Landlord under this Lease shall bear interest from the date due until paid at the rate of ten percent.

Notices

12.04. Any notice required or permitted under the terms of this Lease or under the law shall be in writing and shall be deemed given when personally delivered or when deposited in the mail, postage prepaid, addressed to the party to whom it is directed as follows:

Landlord:     12825 South Union Avenue, Bakersfield, CA 93307

Tenant:     1330 Truxtun Avenue, Bakersfield, CA 93301

Either party may change the address for service of notice upon him, her, or it, by giving notice to the other party of the change.

Binding Effect

12.05. This Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns, but nothing contained in this Paragraph shall be deemed consent by Landlord to any assignment.

Time of Essence

12.06. Time is expressly declared to be of the essence in this Lease.

Sole and Only Agreement

12.07. This Lease constitutes the sole, only, and entire agreement between the parties relating to its subject matter and all prior discussions and negotiations are merged herein. This Lease may be amended only by an instrument in writing signed by all parties.

Invalidity or Unenforceability

12.08,     If any provision of this Lease is determined by any Court of competent jurisdiction to be invalid, void, or unenforceable, such determination shall have no effect upon the balance of this Lease which shall remain in full force and effect.

Captions

12.09,     The captions and numbers of the Articles and Paragraphs of this Lease are for convenience only and are not intended to reflect in any way on the substance or interpretation of this Lease.

Executed as of the date first above written at Bakersfield, Kern County, California.


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LANDLORD
TRIPLE B ENTERPRISES, LLC, a Limited Liability Company

By:                   , Manager

TENANT
MISSION BANK, a California Banking Corporation

By: /s/ Richard Fanucchi, President

By:                     , Secretary


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